UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

BANTA CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

IMPORTANT MERGER VOTE
SECOND REMINDER – PLEASE ACT TODAY!

December 28, 2006

Dear Fellow Shareholder:

        According to our latest records, we have not received your voting instructions for the important special meeting of shareholders of Banta Corporation, to be held on Tuesday, January 9, 2007. Your vote is extremely important, regardless of the number of shares of Banta common stock that you own. Please note that the proposal to approve the merger agreement requires the affirmative vote of two-thirds of the voting power of Banta’s common stock. Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

        Just recently, Institutional Shareholder Services Inc., the leading independent provider proxy advisory services, recommended to its clients that they vote “FOR” the merger agreement with R.R Donnelley & Sons Company. Please vote today to ensure that your shares are represented and voted at the special meeting.

        Please use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website www.proxyvote.com. Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions. The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.

2.	Vote by Telephone: Call toll-free (800) 454-8683. Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.

3.	Vote by Mail: Sign, date and return your voting instruction form in the postage-paid return envelope provided.

        If the merger agreement is approved and the merger is completed, each outstanding share of Banta common stock will be exchanged for the right to receive $36.50 in cash, without interest. For the reasons set forth in the proxy statement, dated December 4, 2006, your Board of Directors unanimously recommends that you vote “FOR” the merger agreement. Please vote your shares at your earliest convenience.

        If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 567-1626.

        On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Stephanie A. Streeter

Stephanie A. Streeter Chairman, President and Chief Executive Officer

IMPORTANT MERGER VOTE
SECOND REMINDER – PLEASE ACT TODAY!

December 28, 2006

Dear Fellow Shareholder:

        According to our latest records, we have not received your proxy card for the important special meeting of shareholders of Banta Corporation, to be held on Tuesday, January 9, 2007. Your vote is extremely important, regardless of the number of shares of Banta common stock that you own. Please note that the proposal to approve the merger agreement requires the affirmative vote of two-thirds of the voting power of Banta’s common stock. Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

        Just recently, Institutional Shareholder Services Inc., the leading independent provider proxy advisory services, recommended to its clients that they vote “FOR” the merger agreement with R.R Donnelley & Sons Company. Please vote today to ensure that your shares are represented and voted at the special meeting.

        We request that you promptly sign, date and return your proxy card in the postage-paid return envelope provided.

        If the merger agreement is approved and the merger is completed, each outstanding share of Banta common stock will be exchanged for the right to receive $36.50 in cash, without interest. For the reasons set forth in the proxy statement, dated December 4, 2006, your Board of Directors unanimously recommends that you vote “FOR” the merger agreement. Please vote your shares at your earliest convenience.

        If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 567-1626.

        On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Stephanie A. Streeter

Stephanie A. Streeter Chairman, President and Chief Executive Officer

IMPORTANT MERGER VOTE
SECOND REMINDER – PLEASE ACT TODAY!

December 28, 2006

Dear Plan Participant:

        According to our latest records, we have not received your voting direction card for the important special meeting of shareholders of Banta Corporation, to be held on Tuesday, January 9, 2007. Your vote is extremely important, regardless of the number of shares of Banta common stock that you own. Please note that the proposal to approve the merger agreement requires the affirmative vote of two-thirds of the voting power of Banta’s common stock. Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

        Just recently, Institutional Shareholder Services Inc., the leading independent provider proxy advisory services, recommended to its clients that they vote “FOR” the merger agreement with R.R Donnelley & Sons Company. Please vote today to ensure that your shares are represented and voted at the special meeting.

        We request that you promptly sign, date and return your voting direction card in the postage-paid return envelope provided.

        If the merger agreement is approved and the merger is completed, each outstanding share of Banta common stock will be exchanged for the right to receive $36.50 in cash, without interest. For the reasons set forth in the proxy statement, dated December 4, 2006, your Board of Directors unanimously recommends that you vote “FOR” the merger agreement. Please vote your shares at your earliest convenience.

        If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 567-1626.

        On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Stephanie A. Streeter

Stephanie A. Streeter Chairman, President and Chief Executive Officer